UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

KEYSIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Fountaingrove Parkway Santa Rosa CA	95403
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (800) 829-4444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 17, 2015 Keysight Technologies, Inc., a Delaware corporation (the “Company”), issued an announcement pursuant to Rule 2.7 of the United Kingdom (“UK”) City Code on Takeovers and Mergers (the “Rule 2.7 Announcement”). The Rule 2.7 Announcement disclosed that the boards of directors of the Company and Anite plc, a company incorporated in England and Wales (“Anite”), had agreed on the terms of a recommended cash offer by the Company of 126 pence per ordinary share in cash (the “Offer”) to acquire the entire issued and to be issued ordinary share capital of Anite. The Offer will be effected by Keysight Technologies Netherlands B.V., an indirect wholly-owned subsidiary of the Company (“Keysight BV”). The acquisition values the entire issued and to be issued ordinary share capital of Anite at approximately £388 million (approximately US$606 million based upon an exchange rate of 1.56 USD:GBP). The acquisition is to be effected by way of a scheme of arrangement under the UK Companies Act 2006, which requires the approval of an English court and approval of a majority in number of Anite’s shareholders present and voting at a meeting of Anite shareholders convened by the Court, representing not less than 75% in value of the shares voted in person or by proxy at such meeting. The scheme of arrangement is also subject to other conditions set out in Appendix I to the Rule 2.7 Announcement, including receipt of certain regulatory approvals.

The Offer will be funded with existing cash resources of the Company and its subsidiaries. Subject to the satisfaction or waiver of all relevant conditions, the transaction is expected to close by the end of October 2015. Keysight BV reserves the right, subject to the consent of the UK Panel on Takeovers and Mergers, to effect the acquisition by way of a takeover offer under the UK City Code on Takeovers and Mergers.

The foregoing description of the Rule 2.7 Announcement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Rule 2.7 Announcement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company also issued a press release regarding the announcement of the Offer. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions. Due to such uncertainties and risks, no assurances can be given that such expectations will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The forward-looking statements contained herein include, but are not limited to, the manner in which the parties plan to effect the transaction; the expected costs of the transaction; the expected timing of the completion of the transaction; the parties’ ability to complete the transaction considering the various closing conditions, including conditions related to regulatory and Anite stockholder approvals; and any assumptions underlying any of the foregoing. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including that the transaction may not be timely completed, if at all.
No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute or form part of an offer or invitation to purchase or otherwise acquire any securities or the solicitation of any vote or approval in any jurisdiction, pursuant to the Offer or otherwise in contravention of applicable law.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits.  The following exhibits are provided as part of this Form 8-K:

Exhibit No.	Exhibit
2.1	Rule 2.7 Announcement, dated June 16, 2015.
99.1	Press release relating to the Offer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

	By:	/s/Jeffrey K. Li
	Name:	Jeffrey K. Li
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: June 17, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Rule 2.7 Announcement, dated June 16, 2015.
99.1	Press release relating to the Offer.